UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2019

LEAFBUYER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206745	38-3944821
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80108

(Address of principal executive offices)

Registrant’s telephone number, including area code: (720) 235-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 2, 2019, Leafbuyer Technologies, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell directly to the Investors in a private offering (the “Offering”), an aggregate of 7,211,538 shares of common stock (the “Shares”), par value $0.001 per share, at $0.624 per Share or a 20% discount to the closing price as of July 2, 2019, for gross proceeds of approximately $4,500,000 before deducting offering expenses. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated in accordance with the terms of a Registration Rights Agreement (the “Rights Agreement”) to register the Shares and the shares of common stock underlying the warrants described below, within 90 days from the date of the Purchase Agreement. Dawson James Securities, Inc. (“Dawson James”) acted as exclusive placement agent in the Private Placement pursuant to an engagement letter, dated May 17, 2019 (the “Engagement Letter”), with the Company. In the Engagement Letter, the Company agreed to pay Dawson James a cash fee equal to 8% of the gross proceeds received by the Company from Purchasers on July 3, 2019 and to grant to Dawson James warrants (the “Placement Agent Warrants”) to purchase up to 360,577 shares of Common Stock at an initial exercise price of $0.78 per share. The Company also agreed to reimburse Dawson James up to $25,000 of expenses (including legal fees and expenses) incurred in connection with the Private Placement.

As additional consideration for the purchase of the Shares, the Company agreed to issue to the Investors Series A Warrants, Series B Warrants, and Series C Warrants (collectively, the "Warrants"). The Series A Warrants allow the Investors to purchase an aggregate of 7,211,538 shares of common stock, subject to adjustment, at any time until the five-year anniversary of the warrant. The Series B Warrants allow the Investors to purchase an aggregate of 1,802,884 shares of common stock, subject to adjustment, at any time until the one-year anniversary of the warrant. The Series A and Series B Warrants will initially be exercisable at a price of $0.624 per share (the “Exercise Price”), subject to adjustment; provided, however, on each of (i) the 3rd Trading Day following the effective date (the “Effective Date”) of the Registration Statement to be filed by the Company (the “Interim True-Up Date”), and (ii) the 6th Trading Day following the Effective Date (the “Final True-Up Date”), the Exercise Price shall be reduced, and only reduced, to equal the lower of (1) the then Exercise Price and (2) 100% of the lowest VWAP during the 2 Trading Days prior to the Interim True-Up Date or 5 Trading Days prior to the Final True-Up Date, as applicable, immediately following the Effective Date. The Series C Warrants, which are considered pre-funded, allow each Investor to purchase an amount of shares equal to the sum of (a) any shares purchased by the Investor pursuant to the Purchase Agreement that would have resulted in the beneficial ownership of greater than 4.99% of the outstanding common shares of the Company, (b) on the 3rd Trading Day following the Effective Date, if 80% of the lowest VWAP during the 2 Trading Days immediately prior to such date (“Primary Effective Date Price”) is less than $0.624, then a number of shares of Common Stock equal to such Investor’s Purchase Agreement purchase amount divided by the Primary Effective Date Price less any shares of Common Stock (i) issued at the Closing and (ii) issuable pursuant to clause (a) above, if any, and (c) on the 6th Trading Day following the Effective Date, if 80% of the lowest VWAP during the 5 Trading Days immediately prior to such date (“Secondary Effective Date Price”) is less than $0.624, then a number of shares of Common Stock equal to such Holder’s Subscription Amount at the Closing divided by the Secondary Effective Date Price less any shares of common stock (i) issued at the Closing, (ii) issuable pursuant to clause (a) above, if any, (ii) issuable pursuant to clause (b) above, if any. The Series C Warrants are exercisable at a price of $0.001 per share. If at any time after the six-month anniversary of the Warrants, there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. As part of Closing of the Offering, the Company will issue warrants to the placement agent for the Offering (the “Placement Agent Warrants”), which may be exercised during the period beginning six months from the date of the warrant, and ending on the five-year anniversary of the warrant. The Placement Agent Warrants are exercisable at a price equal to 125% of the Offering price per share, may be exercised on a cashless basis. The Warrants, Placement Agent Warrants, and the shares of our common stock issuable upon the exercise of the Warrants and Placement Agent Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

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The foregoing summaries of the Purchase Agreement, the Rights Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On July 5, 2019, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Shares, the Warrants and the shares of our common stock issuable upon the exercise thereof is incorporated herein by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Number	Description
4.1	Form of Series A and Series B Warrant Agreement
4.2	Form of Series C Warrant Agreement
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated July 5, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAFBUYER TECHNOLOGIES, INC.

Date: July 5, 2019	By:	/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer

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